Exhibit 1
                                                                       ---------

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made effective as of February 10, 2000 (the "Effective Date") by and between Enron North America Corp., a Delaware corporation ("ENA") and ECT Merchant Investments Corp., a Delaware corporation ("ECT," and together with ENA, the "Sellers") and TPG Partners III, L.P., T3 Partners, L.P. and Colony Investors IV, L.P., each a Delaware limited partnership (collectively the "Buyers").


                                    RECITALS

     WHEREAS, as of the Closing Date (as defined in Section 3, below) ENA will own the following securities issued by FirstWorld Communications, Inc., a Delaware corporation (the "Company"): 4,274,426 shares of Series A Common Stock (the "Series A Common Shares"); 3,236,083 shares of Series B Common Stock (the "Series B Common Shares"); and 5,000,000 warrants expiring December 30, 2004 (the "December Warrants") and 3,236,083 warrants expiring April 13, 2005 (the "April Warrants"), each to purchase shares of Series B Common Shares of the Company with an exercise price of three dollars ($3.00) per share; and

     WHEREAS, ECT owns 725,574 Series A Common Shares; and

     WHEREAS, the Company securities owned by Sellers are subject to the terms of (i) a Securityholders Agreement dated December 30, 1997 among an affiliate of the Sellers and various entities controlled by Donald Sturm (the "Sturm Entities"), as amended, (the "Securityholders Agreement"), and (ii) an Amended and Restated Investor Rights Agreement dated September 28, 1998 among an affiliate of the Sellers, the Company and the Sturm Entities, as amended, (the "Investor Rights Agreement");

     WHEREAS, Buyers desire to purchase from Sellers, and Sellers desire to sell to Buyers the following securities issued by the Company (the "FirstWorld Securities"): (i) the 5,000,000 Series A Common Shares which will convert into 5,000,000 shares of Series B Common Stock upon transfer to Buyers, (ii) the 3,236,083 Series B Common Shares and (iii) the 5,000,000 December Warrants and 236,083 of the April Warrants, all upon the terms and conditions hereinafter set forth;

     WHEREAS, ENA is retaining 3,000,000 of the April Warrants; and

     WHEREAS, concurrently herewith the Sellers, Buyers and other persons are entering into letter agreements assigning certain rights under the Investor Rights Agreement to Buyers and agreeing to terminate Sellers' rights thereunder;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.   PURCHASE AND SALE OF THE STOCK

     Subject to the terms and conditions of this Agreement, the Sellers agree to sell those FirstWorld Securities owned by each of them to the Buyers, free and clear of all liens, claims, restrictions or encumbrances of any kind, except for those imposed pursuant to any agreements entered into by Buyers, and the Buyers agree to purchase and accept the FirstWorld Securities from the Sellers.


2.   PURCHASE PRICE

     The purchase price for the Series A Common Shares and Series B Common Shares shall be Ten and 75/100 Dollars ($10.75) per share. The purchase price for the December Warrants and April Warrants shall be Seven and 75/100 Dollars ($7.75) per warrant. The Buyers shall pay the Sellers an aggregate of One Hundred Twenty-nine Million One Hundred Seventeen Thousand Five Hundred Thirty-five and 50/100 Dollars ($129,117,535.50) (the "Purchase Price") by wire transfer to Sellers. The individual FirstWorld Securities to be transferred by each Seller and the Buyer to which they are to be transferred shall be identified by the parties at least two (2) business days prior to Closing. Buyers shall also pay any applicable transfer tax.


3.   CLOSING

     The closing (the "Closing") for the purchase and sale of the FirstWorld Securities shall take place on a date (the "Closing Date") within five (5) business days after the satisfaction or waiver of all conditions precedent in Articles 6 and 7 at the offices of Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002.


4.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers represent and warrant that all of the following representations and warranties in this Section 4 are true as of the date hereof, and that such representations and warranties shall survive until the first anniversary of the Closing Date ("the Expiration Date").

     4.1 Authorization. Each Seller is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each Seller has duly and validly executed and delivered this Agreement and any documents required to be delivered pursuant hereto to which it is a party (collectively with the Agreement, the "Sellers' Sale Agreements"). Assuming the due authorization, execution and delivery of the Sellers' Sale Agreements by the parties hereto and thereto other than the Sellers, the Sellers' Sale Agreements constitute the legal, valid and binding obligations of the Sellers, enforceable against each of the Sellers in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

     4.2 Capitalization. The information included in Exhibit A hereto under the heading "Capitalization" sets forth a complete and accurate statement of (i) all of the authorized, issued and outstanding capital stock of the Company and (ii) all outstanding warrants, options and other rights to acquire any shares of the capital stock of the Company, (except for subsequent issuances pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement No. 333-0521976 filed by FirstWorld for its anticipated offering of Series B Common Stock and except for the sale of stock by the Company to Colorado Spectra 4, L.P., Lucent Technologies, Inc., SAIC Venture Capital Corporation, Microsoft Corporation and the Buyers, or affiliates of the foregoing). Sellers may revise such Exhibit at any time prior to Closing to conform it to changes made in the Registration Statement filed by FirstWorld.

     4.3 FirstWorld Securities. Except for (i) the Securityholders Agreement and
(ii) the Investor Rights Agreement, all of the FirstWorld Securities are free and clear of all liens, claims, restrictions or encumbrances of any kind and the shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable and as of the closing date and prior to the transactions contemplated herein shall be owned of record by the Sellers, as set forth in the recitals.

     4.4 No Violations; Filings. (a) The execution and delivery of this Agreement by each Seller does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under: (1) either Seller's charter documents or (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to either Seller or any of either Seller's properties or assets. The consummation by each of the Sellers of the transactions contemplated herein shall not result in any material violation, conflict or breach of or default under the items described in clauses (i) and
(ii) of the preceding sentence.

     (b) Other than appropriate filings and approvals under the Exchange Act of 1934 and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott Act"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Sellers or the consummation by the Sellers of the transactions contemplated herein.

5.   REPRESENTATIONS AND WARRANTIES OF THE BUYERS

     The Buyers represent and warrant that all of the following representations and warranties in this Section 5 are true as of the date hereof, and that such representations and warranties shall survive until the Expiration Date.

     5.1 Authorization. Each Buyer is a partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The general partner of each Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware. The general partner of each general partner is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Each Buyer has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each Buyer has duly and validly executed and delivered this Agreement and any documents required to be delivered pursuant hereto to which it is a party (collectively with the Agreement, the "Buyers' Sale Agreements"). Assuming the due authorization, execution and delivery of the Buyers' Sale Agreements by the parties hereto and thereto other than the Buyers, the Buyers' Sale Agreements constitute the legal, valid and binding obligations of the Buyers, enforceable against the Buyers in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles. Notwithstanding the foregoing, the Buyers do not make any representation regarding the enforceability of the provisions of Section 5.5 below.

     5.2 No Violations. (a) The execution and delivery of this Agreement by each Buyer does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) the Buyer's charter documents or
(ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Buyer or any of its properties or assets. The consummation by each Buyer of the transactions contemplated herein shall not result in any material violation, conflict or breach of or default under the items described in clauses (i) and (ii) of the preceding sentence.

     (b) Other than appropriate filings and approvals under the Exchange Act of 1934 and the Hart-Scott Act, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Buyers or the consummation by the Buyers of the transactions contemplated herein.

     5.3 Investment Representations. (a) Each Buyer is an "accredited investor" as defined in Regulation D, as promulgated by the United States Securities and Exchange Commission.

     (b) Each Buyer acknowledges that the FirstWorld Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act. Each Buyer acknowledges that any certificate representing any of the FirstWorld Securities issued to it will bear a restrictive legend substantially in the same form as the current certificates. Each Buyer represents and warrants that the offer to sell the FirstWorld Securities was communicated personally to the Buyer and at no time was the Buyer presented with or solicited by or through any public promotional meeting, television advertisement or any other form of general or public advertising or solicitation.

     (c) Each Buyer further acknowledges that the FirstWorld Securities are currently subject to the rights and restrictions contained in the Securityholders Agreement and the Investor Rights Agreement. Concurrently herewith the parties to the Securityholders Agreement have entered into an agreement providing for the termination of such agreement, and the parties to the Investor Rights Agreement have entered into an agreement assigning certain rights from Sellers to Buyers and providing for the termination of Sellers' rights and obligations under the Investor Rights Agreement upon the later of the Closing or the consummation of a public offering of the Series B Common Stock.

     (d) Each Buyer is acquiring the FirstWorld Securities for investment and not with a view to the distribution thereof or dividing all or any part of its interest therein with any other person.

     (e) Each Buyer can bear the economic risks of the transaction which is contemplated by this Agreement; none of the Buyers has relied upon the Sellers to determine the suitability of the Buyers to acquire the FirstWorld Securities; each Buyer has such knowledge and experience in financial and business matters that the Buyer has not relied upon any opinion or expression of the Sellers or their agents about the value of the FirstWorld Securities and each Buyer is capable of evaluating for itself the risks, merits and suitability of the acquisition of the FirstWorld Securities.

     (f) Each Buyer acknowledges that each share of Series A Common Stock transferred to the Buyer by the Sellers will automatically convert into one share of Series B Common Stock upon the transfer.

     (g) Each Buyer acknowledges that: (i) the Company has filed a registration statement to sell shares of its Series B Common Stock in a public offering pursuant to the Securities Act; (ii) there can be no assurances that such offering will be consummated or, if consummated, will be consummated upon any terms currently anticipated by the parties or the Company and (iii) none of the Buyers' obligations hereunder are conditioned upon the consummation of the offering or its consummation upon any certain terms or any other sale of securities by the Company contemplated as of the Effective Date or thereafter.

     5.4 No Other Representations or Warranties. Each Buyer acknowledges and agrees that other than the representations and warranties of the Sellers specifically contained in this Agreement, there are no representations or warranties of either Seller, either express or implied, with respect to the transactions contemplated by this Agreement, the Company or its assets, liabilities or business.

6.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

     All obligations of Sellers which are to be discharged under this Agreement at the Closing are subject to the fulfillment at, or prior to, the Closing, of each of the following conditions (unless expressly waived in writing by each Seller at any time at or prior to the Closing):

     6.1 Representations and Warranties True. All of the representations and warranties made by the Buyers in this Agreement shall be true as of the Closing Date. Each Buyer shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing.

     6.2 No Obstructive Proceeding. Any waiting periods under the Hart-Scott Act, if applicable, shall have expired or been terminated. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against either of the Sellers, Buyers, or the officers or directors of any of the foregoing which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

7.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYERS

     All obligations of the Buyers which are to be discharged under this Agreement at the Closing are subject to the fulfillment at or prior to the Closing of each of the following conditions (unless expressly waived in writing by each Buyer at any time at or prior to the Closing):

     7.1 Representations and Warranties True. All of the representations and warranties of Sellers contained in this Agreement shall be true as of the Closing Date. Sellers shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

     7.2 No Obstructive Proceeding. Any waiting periods under the Hart-Scott Act, if applicable, shall have expired or been terminated. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against either Seller, the Buyers or the officers or directors of any of the foregoing, which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.


8.   DELIVERIES BY BUYER

     At Closing, the Buyers shall deliver the following:

     8.1 Payment of Purchase Price. A wire transfer to the account designated in writing by the Sellers in the amount of the Purchase Price. Sellers shall designate such accounts at least two (2) business days prior to the Closing Date.

     8.2 Secretary's Certificates. A certificate or certificates, dated as of the date hereof and signed on behalf of the Partnership by the secretary of the general partner of the general partner of each Buyer, certifying the truth and correctness of attached copies of the Buyer's constituent documents (including amendments thereto), and resolutions or other appropriate evidence of authorization of this Agreement and the consummation of the transactions contemplated herein.

     8.3 Officers' Certificate. A certificate dated as of the date hereof and signed by an authorized officer of the general partner of the general partner of each Buyer, certifying as to the satisfaction of the conditions to Closing set forth in Section 6, hereof.


9.   DELIVERIES BY SELLERS

     At Closing, Sellers shall deliver the following:

     9.1 Stock Certificates. Certificates for the Series A Common Shares and Series B Common Shares, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, which certificates shall be duly endorsed to the Buyers or accompanied by duly executed stock powers in form satisfactory to the Buyers sufficient to convey to the designated Buyers good title to such Shares.

     9.2 Warrants. Warrant certificates or other documentation evidencing the Warrants, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind (other than those set forth in the Investment Agreements) which shall be accompanied by duly executed, valid assignments in form reasonably satisfactory to the Buyers sufficient to convey to the designated Buyers good title to such warrants.

     9.3 Secretary's Certificate. Certificates, dated as of the date hereof and signed by the secretary of each of the Sellers, certifying the truth and correctness of attached copies of the Seller's Certificate of Incorporation (including amendments thereto), Bylaws (including amendments thereto), and resolutions of their respective boards of directors approving this Agreement and the consummation of the transactions contemplated herein.

     9.4 Officers' Certificate. Certificate, dated as of the date hereof and signed by the Chief Executive or Chief Financial Officer of each of the Sellers, certifying as to the satisfaction of the conditions to Closing set forth in
Section 7, hereof.

10.  INDEMNIFICATION

     The Sellers and Buyer each make the following covenants that are applicable to them, respectively:

     10.1 Indemnification by the Sellers. Each Seller covenants and agrees that it shall indemnify, defend, protect and hold harmless the Buyers and their respective affiliates, their respective present and former directors, officers, stockholders, employees and agents and their respective heirs, executors, personal representatives, administrators, successors and assigns (the "Buyer Indemnified Persons") at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages (including consequential, punitive or exemplary), actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and consulting fees) incurred by or asserted against any Buyer Indemnified Persons as a result of or arising from directly or indirectly: (a) any breach of the representations and warranties of the Sellers set forth herein; or (b) any breach of any agreement on the part of the Sellers under this Agreement.

     10.2 Indemnification by the Buyers. Each Buyer covenants and agrees that it shall indemnify, defend, protect and hold harmless the Sellers and their respective affiliates, their respective present and former directors, officers, stockholders, employees and agents and their respective heirs, executors, personal representatives, administrators, successors and assigns (the "Seller Indemnified Persons") at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages (including consequential, punitive or exemplary), actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and consulting fees) incurred by the Seller Indemnified Persons as a result of or arising from directly or indirectly (a) any breach of the representations and warranties of the Buyers set forth herein, or (b) any breach of any agreement on the part of the Buyers under this Agreement.

     10.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 8.1 or 8.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently; provided that the Indemnifying Party shall not settle any such proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party shall reimburse the Indemnified Party for the reasonable expenses of its counsel.

     After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses.

     If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim involving only the payment of money and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing.

     10.4 Limitation on Indemnification. No party to this Agreement shall be liable under this Section 10 for an amount which exceeds the Purchase Price.

11.  GENERAL

     11.1 Cooperation / Hart-Scott Act. Each of the Sellers and the Buyers shall deliver or cause to be delivered to the other, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. Buyers and the Sellers recognize that one or more filings under the Hart-Scott Act may be required in connection with the transaction contemplated herein. If Buyers and the Sellers determine that filings under the Hart-Scott Act are required, then: (i) each party agrees to cooperate and use its best efforts to comply with the Hart-Scott Act and (ii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made as promptly as reasonably possible. If filings under the Hart-Scott Act are required, each party shall pay its own costs and expenses thereof and one-half of the filing fee.

     11.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned except by operation of law and, in the case of each Buyer, to one or more of Buyers' affiliates identified on Exhibit B that are accredited investors, and shall be binding upon and shall inure to the benefit of the parties hereto, their permitted successors and assigns. Any assignment of rights by a Buyer will be effected by delivery of written notice to the Sellers, executed by the relevant Buyer and the assignee. Any assignee shall agree in writing to become a party to this Agreement and the letter agreement regarding assignment of rights under the Investors Rights Agreement and to be bound by all the terms of such agreements. The assignee will thereafter be deemed to be a "Buyer" for all purposes under this Agreement.

     11.3 Limitation of Damages. Except in the case of fraud or claims asserted under Section 10 hereof, no party shall have any liability for, and no party may make any claim against or sue any other party for, any punitive, consequential or incidental damages in connection with this Agreement or the transactions contemplated hereby, whether based on breach of contract, tort or any other theory of liability; provided, however, damages and losses recoverable pursuant to Section 10 shall include all punitive, consequential or incidental damages that must be paid by a party to a third party.

     11.4 Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to return to the other parties an original, duly executed counterpart of this Agreement promptly after delivery of a telecopied facsimile thereof.

     11.5 Brokers and Agents. Each party represents and warrants that it has employed no broker or agent in connection with this transaction, other than Sellers' engagement of Bear, Stearns & Co. Inc. ("Bear, Stearns"), and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party. Sellers shall be solely responsible for payment of all fees owed to Bear, Stearns as a result of the sale of the FirstWorld Securities.

     11.6 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

     (a)   If to the Sellers, addressed to:

                  Enron North America Corp.
                  1400 Smith, Suite 2132
                  Houston, Texas  77002
                  Attn.:  Steve Horn
                  Phone:  713.853.4161
                  Fax: 713.646.8010

           with copies to:

                  ECT Merchant Investments Corp.
                  1400 Smith, Suite 2006
                  Houston, Texas   77002
                  Attn:  Steve Horn
                  Phone: 713.853.6161
                  Fax: 713.646.8010

           with copies to:

                  Anne Koehler, Esq.
                  Enron North America Corp., Legal Department
                  1400 Smith, Suite 2006
                  Houston, Texas 77002
                  Phone:  713.853.3448
                  Fax:  713.646.3393

     (b)   If to the Buyers, addressed to:

                  TPG Partners III, L.P.
                  T3 Partners, L.P.
                  Colony Investors IV, L.P.

                  c/o Texas Pacific Group
                  Attn: Rick Eklebery
                  201 Main Street
                  Suite 2420
                  Fort Worth TX 76102
                  Phone: (817) 871 4080
                  Fax: (817) 871 4088

           with copies to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY  10006
                  Attn.:   Paul J. Shim, Esq.
                  Phone:   (212) 225-2930
                  Fax:     (212) 225-3999

or to such other address or counsel as any party hereto shall specify pursuant to this Section 11.6 from time to time.

     11.7 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas, excluding any conflicts of law, rule or principle that might refer same to the laws of another jurisdiction.

     11.8 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     11.9 Time. Time is of the essence with respect to this Agreement.

     11.10 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

     11.11 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity. The exercise of any remedy shall not preclude the simultaneous or later exercise of any other remedy.

     11.12 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     11.13 Amendments. Any term of this Agreement may be amended only with the written consent of the Buyers and each of the Sellers. Any amendment effected in accordance with this Section 11.13 shall be binding upon each of the parties hereto.

     11.14 Dispute Resolution. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by binding arbitration governed by the Federal Arbitration Act and conducted in accordance with the American Arbitration Association Commercial Arbitration Rules which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three, the Buyers having the right to appoint one arbitrator and the Sellers having the right to appoint another arbitrator, which arbitrators shall together then appoint a third neutral arbitrator within thirty
(30) days in accordance with the Rules. The third arbitrator shall be a person who has five years or more experience in the relevant industry. The place of arbitration shall be Houston, Texas, USA, where all hearings and meetings shall be held. The parties hereby expressly waive any right of appeal to any court having jurisdiction on any question of fact or law.

     11.15 Entire Agreement. This Agreement (including the schedules attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Sellers and the Buyers and supersede any prior agreement and understanding relating to the subject matter of this Agreement.


                           (Signature pages to follow)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.


                                          "SELLERS"


                                          ENRON NORTH AMERICA CORP., a
                                          Delaware corporation



                                          By: /s/ Stephen R. Horn
                                             ---------------------------------
                                             Name:  Stephen R. Horn
                                                  ----------------------------
                                             Title: Vice President
                                                   ---------------------------




                                          ECT MERCHANT INVESTMENTS
                                          CORP., a Delaware corporation



                                          By: /s/ Stephen R. Horn
                                             ---------------------------------
                                             Name:  Stephen R. Horn
                                                  ----------------------------
                                             Title: Vice President
                                                   ---------------------------

                                          "BUYERS"


                                          TPG PARTNERS III, L.P.,

                                          By: TPG GenPar III, L.P.,
                                              its General Partner

                                          By: TPG Advisors III, Inc.,
                                              Its General Partner

                                          By: /s/ Richard Ekleberry
                                              Name:  Richard Ekleberry
                                              Title: Vice President


                                          T3 PARTNERS, L.P.

                                          By: T3 GenPar, L.P.,
                                              its General Partner

                                          By: T3 Advisors, Inc.,
                                              Its General Partner

                                          By: /s/ Richard Ekleberry
                                              Name:  Richard Ekleberry
                                              Title: Vice President



                                          COLONY INVESTORS IV, L.P.

                                          By: Colony Capital IV, L.P.,
                                               its General Partner

                                          By: ColonyGP IV, Inc.,
                                              Its General Partner

                                          By: /s/ Richard Ekleberry
                                              Name:  Richard Ekleberry
                                              Title: Vice President

                                    Exhibit A

                                 CAPITALIZATION


                                [to be attached]

                                    Exhibit B

                               PERMITTED ASSIGNEES


        Name                                              Address

TPG Partners III, L.P.                            201 Main Street
                                                  Suite 2420
                                                  Fort Worth, Texas  71602

TPG Parallel III, L.P.                            201 Main Street
                                                  Suite 2420
                                                  Fort Worth, Texas  71602

TPG Dutch Parallel III, C.V.                      201 Main Street
                                                  Suite 2420
                                                  Fort Worth, Texas  71602

TPG Investors III, L.P.                           201 Main Street
                                                  Suite 2420
                                                  Fort Worth, Texas  71602

T3 Partners, L.P.                                 201 Main Street
                                                  Suite 2420
                                                  Fort Worth, Texas  71602

T3 Parallel, L.P.                                 201 Main Street
                                                  Suite 2420
                                                  Fort Worth, Texas  71602

T3 Dutch Parallel, C.V.                           201 Main Street
                                                  Suite 2420
                                                  Fort Worth, Texas  71602

T3 Investors, L.P.                                201 Main Street
                                                  Suite 2420
                                                  Fort Worth, Texas  71602

FOF Partners III, L.P.                            201 Main Street
                                                  Suite 2420
                                                  Fort Worth, Texas  71602

FOF Partners III-B, L.P.                          201 Main Street
                                                  Suite 2420
                                                  Fort Worth, Texas  71602

Colony Investors IV, L.P.                         201 Main Street
                                                  Suite 2420
                                                  Fort Worth, Texas  71602
                                                  c/o Richard A. Ekleberry